Exhibit 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.
The undersigned, who are the Chief Executive Officer and Chief Financial Officer of American Realty Capital Properties, Inc. (the “Company”), each hereby certify as follows:
The Annual Report on Form 10-K, as amended to date (this "report"), of the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 4th day of September, 2014	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and
Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Brian S. Block
Brian S. Block
Executive Vice President, Treasurer, Secretary and Chief Financial Officer
(Principal Financial Officer)